Exhibit 99.3

December 22, 2009

Mr. Randall T. Mays

200 East Basse Road

San Antonio, Texas 78209

Dear Randall,

This letter agreement relates to the Stockholders Agreement dated as of July 29, 2008 by and among CC Media Holdings, Inc. (the “Company”), BT Triple Crown Merger Co., Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays and the other parties thereto (the “Stockholders Agreement”) and the side letter agreement to the Stockholders Agreement dated as of July 29, 2009 by and among the Company, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays and the other parties thereto (the “Mays Side Letter”).

The purpose of this letter agreement is to modify agreements of the undersigned parties that are contained in the Stockholders Agreement and the Mays Side Letter in order to give further effect to the provisions of Section 5(f) of the Amended and Restated Employment Agreement, dated effective as of December 22, 2009, by and between Clear Channel Communications, Inc., the Company and Randall T. Mays. Accordingly, the Company, Capital IV, Capital V, Randall T. Mays and the other undersigned Executive Stockholders hereby agree, on behalf of themselves and their respective Permitted Transferees, heirs, representatives, successors and permitted assigns, effective as December 22, 2009, as follows:

1.	Except as otherwise provided below, Section 3 of the Stockholders Agreement will not apply to Randall T. Mays or any of his Permitted Transferees, including the undersigned Initial Executive Designee (together, the “RM Stockholders”). Transfers of Shares by the RM Stockholders will remain subject to any other restrictions on transfer to which an RM Stockholder may be subject, including any restrictions on transfer contained in the Company’s certificate of incorporation (including restrictions therein relating to federal communications laws) and any applicable lock-up rules and regulations of any national securities exchange or national securities association. Shares Transferred to any Person other than a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under the Stockholders Agreement or the Mays Side Letter.

2.	Section 3.2 of the Stockholders Agreement will apply to Transfers of Shares by RM Stockholders to their Permitted Transferees, without regard to the references to Section 3.1.1 therein.

3.	Section 1 of the Mays Side Letter will not apply to the RM Stockholders.

4.	Sections 7.2 and 7.3 of Appendix A to the Mays Side Letter will not apply to the RM Stockholders.

5.	With a view to making available to any RM Stockholder the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such RM Stockholder to sell securities of the Company to the public without registration, the Company agrees to use all reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) furnish to any RM Stockholder upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such RM Stockholder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration; and

(d) reasonably cooperate with any RM Stockholder to facilitate a sale of Shares under Rule 144.

6.	Any RM Stockholder that is party to the Stockholders Agreement as of the date hereof shall remain liable for any breach by such RM Stockholder prior to the date hereof of any of the provisions of the Stockholders Agreement or the Mays Side Letter made inapplicable to such RM Stockholder by this letter agreement.

7.	Except to the extent modified by this letter agreement or supplemented, amended or otherwise modified in accordance with their respective terms, the terms of the Stockholders Agreement and the Mays Side Letter will apply to the RM Stockholders as set forth therein as in effect on the date hereof. Capitalized terms that are used in this letter agreement, but that are not defined in this letter agreement, have the respective meanings given to those terms in the Stockholders Agreement as in effect on the date hereof.

8.	This letter agreement may not be orally amended, modified, extended or terminated, nor shall any purported oral waiver of any of its provisions be effective. This letter agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, but only by an agreement in writing signed by the Company, a Requisite Capital IV Majority and the RM Stockholders. No amendment, modification, extension or termination of provisions of the Stockholders Agreement or the Mays Side Letter made inapplicable to the RM Stockholders by this letter agreement, or any waiver of any of such provisions, will apply to, or require the consent or approval of, any of the RM Stockholders.

9.	No provision in this letter agreement will give, or be construed to give, any legal or equitable rights hereunder to any Person other than the undersigned parties hereto and their respective heirs, representatives, successors and permitted assigns.

10.	Sections 12.1, 13.1, 13.2, 13.4, 13.5, 13.6, 14.1, 14.2 and 14.3 of the Stockholders Agreement are hereby made part of this letter agreement as if each of those sections of the Stockholders Agreement were set forth herein, mutatis mutandis.

[Signature pages follow]

If you agree with us that this letter agreement correctly reflects the terms of the modifications that the Company, Capital IV, Capital V, L. Lowry Mays, Mark P. Mays, Randall T. Mays and the Initial Executive Designees intend to make to the Stockholders Agreement and the Mays Side Letter, then please kindly acknowledge the same by signing in the space provided below.

Sincerely,

CC MEDIA HOLDINGS, INC.

By:	/s/ Mark P. Mays
Name:	Mark P. Mays
Title:	Chief Executive Officer

CLEAR CHANNEL CAPITAL IV, LLC

By:	/s/ Blair E. Hendrix
Name:	Blair E. Hendrix
Title:	Vice President and Assistant Treasurer

CLEAR CHANNEL CAPITAL V, L.P.

By:	CC Capital V Manager, LLC, its general partner

By:	/s/ Blair E. Hendrix
Name:	Blair E. Hendrix
Title:	Vice President and Assistant Treasurer

RANDALL T. MAYS

/s/ Randall T. Mays

RTM Partners, LTD

By:	RT Mays Management, LLC

By:	/s/ Randall T. Mays
Name:	Randall T. Mays
Title:	General Partner